Exhibit 99.1

NEWS RELEASE

For Immediate Release

SONO RESOURCES EXPLORATION PROGRAM HARNESSES MOBILE METAL ION EXPLORATION PROCEDURES TO ASSIST IN THE DISCOVERY OF ORE DEPOSITS AT DEPTH ON ITS COPPER/SILVER CONCESSION IN BOTSWANA, AFRICA

VANCOUVER, British Columbia, August 4, 2011 /PRNewswire/ -- Sono Resources Inc. (OTCQB-SRCI); the "Company" or "Sono") is exploring for copper/silver mineralization in the Kalahari Copper Belt, which has an overlying thick blanket of Kalahari sand cover. The Company is implementing a complementary exploration technique, namely analyzing for mobile metal ions - a method using soil samples to detect mineralization at depth where small concentrations of metals coating sand grains are brought to the surface by the action of water in the soil.

The procedure of analyzing mobile metal ions or MMI is used to chemically strip off the adhered elements, which have migrated upwards from depth, from the surface of soil grains and then determine the low-level range of metal ion concentrations, which are commonly in the parts per billion range.

By measuring mobile metal ions in surface soils, the technology has provided sharp anomalies over deeper seated ore deposits below the Kalahari in other areas. Utilizing this method, the Company anticipates reducing exploration costs by improving target generation for follow-up high resolution airborne and ground geophysics and drilling. These combined procedures will enhance the expectations of locating copper/silver mineralization on the Company's licenses in the Kalahari Copper Belt.

The area where the Sono licenses are located in the Kalahari Copper Belt has been widely characterized as the southwesterly extension of the Zambian/DRC Copper Belt extending through Botswana and into Namibia. The belt is home to many producing copper mines and many more recent and successful exploration activities.

About Sono Resources Inc.

Sono Resources Inc. is a mineral exploration company seeking to acquire, explore and develop highly prospective metal projects in Africa. Its core project, located in Botswana, covers 2965.6 square kilometers and is part of the Kalahari Copper Belt, recognized as one of the largest producing copper belts in the world.

See www.sonoresourcesinc.com for more information.

Contact:

Investor Relations
1.855.662.7666

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company's further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions, which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.